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                                                                   EXHIBIT 10.56



                                FIFTH AMENDMENT

                                     TO THE

                                 SMART & FINAL
                    SUPPLEMENTAL DEFERRED COMPENSATION PLAN



     The Smart & Final Supplemental Deferred Compensation Plan (the "Plan") is hereby amended, effective as of March 31, 1999, as follows:

     1.  Section 2.9 of the Plan is amended to read as follows:

          "2.9 "Covered Compensation" means annual base salary and bonus, net of deferrals to any plan other than this Plan, and any other compensation designated by the Committee. For the Plan Year effective January 1, 1999 the Committee authorizes the Deferral at the Participant's election of (i) grants of common stock of the Company made after January 1, 1999; (ii) common stock of the Company received in partial or full payment for services rendered to the Company; (iii) Restricted (common) Stock of the company which becomes irrevocably vested in the Participant after January 1, 1999; and (iv) shares of common stock of the Company which become irrevocably vested in the Participant after January 1, 1999 through the proper exercise of options on such stock granted by the Company. These deferral options related to the Company's common stock shall remain effective for succeeding Plan Years, unless further modified by the Committee. The Committee, in its sole and absolute discretion, may amend or terminate these deferral options related to the Company's common stock, with such amendment or termination to take effect at the beginning of the following Plan Year."


IN WITNESS WHEREOF, this Fifth Amendment has been executed by duly authorized persons, as of the effective date written above.


By:  /s/ James E. Robinson           By:  /s/ Richard N. Phegley
     ---------------------              ----------------------

Title:  Senior Vice President        Title:  Vice President & Treasurer
                                             Smart & Final Stores Corporation